Exhibit 10.02

EXPORTSS®  AGREEMENT

of

JULY 1, 2006

AMONG

SALLIE MAE, INC.

12061 Bluemont Way

Reston, VA  20190

SLM EDUCATION CREDIT FINANCE CORPORATION

20 Hemingway Drive

East Providence, RI  02915

WALDEN UNIVERSITY, INC.

1001 Fleet Street

Baltimore, MD 21202

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

(solely in its capacity as Eligible Lender Trustee

for Walden University, Inc.)

7077 Bonneval Road, Suite 400

Jacksonville, FL  32216

Our Agreement

This is an Agreement among Sallie Mae, Inc. (“Sallie Mae”), SLM Education Credit Finance Corporation (“ECFC”), Wells Fargo Bank, National Association, solely in its capacity as Eligible Lender Trustee for Walden University, Inc. (together with its successors and assigns, “Trustee”), and Walden University, Inc. (“School”). Sallie Mae and ECFC are sometimes referred to together as the “SLM Entities.” The Agreement defines how Sallie Mae will provide services to originate and service loans on behalf of the Trustee, and the conditions under which ECFC or its designee will purchase them. Terms whose first occurrences are in italics are defined in Section 24.

TABLE OF CONTENTS

PART I LOAN ORIGINATION AND LOAN SERVICING

SECTION 1	Loan Origination
SECTION 2	INTENTIONALLY OMITTED
SECTION 3	Sallie Mae’s Servicing Responsibilities
SECTION 4	Parties’ Additional Responsibilities for Loan Origination and Servicing
SECTION 5	Compensation to Sallie Mae
SECTION 6	Right of Inspection
SECTION 7	Allocation of Liabilities
SECTION 8	Relationship of Parties

PART II LOAN SALES

SECTION 9	Sales Generally
SECTION 10	Participation in Loans; Payment of Purchase Price Payment Amount
SECTION 11	Additional Obligations of the Parties
SECTION 12	Sales Conditions and Procedures
SECTION 13	Post-Sale Obligations of the Parties
SECTION 14	Rejection of Loans
SECTION 15	The School’s Repurchase Obligation

PART III GENERAL PROVISIONS

SECTION 16	Representations and Warranties of the Trustee and the School
SECTION 17	Representations and Warranties of the SLM Entities
SECTION 18	Payment of Expenses and Taxes
SECTION 19	Communications and Notices
SECTION 20	Legislative Changes
SECTION 21	Termination
SECTION 22	Privacy Provisions
SECTION 23	Other Provisions
SECTION 24	Definitions
SECTION 25	Trustee Provisions

ATTACHMENTS

ATTACHMENT AA	E-Sign Documentation Requirements
ATTACHMENT A	Schedule of Fees
ATTACHMENT B	Officer’s Certificate of Trustee
ATTACHMENT B-l	Officer’s Certificate of School
ATTACHMENT C	Bill of Sale
ATTACHMENT D	Representations and Warranties With Respect to Loans
ATTACHMENT E-l	Blanket Endorsement
ATTACHMENT E-2	Power of Attorney
ATTACHMENT F	Master Participation Certificate
ATTACHMENT G	Performance Guarantee

1

PART I - LOAN ORIGINATION AND LOAN SERVICING

SECTION 1          LOAN ORIGINATION

Sallie Mae will process student loan applications and originate student loans on behalf of the Trustee and the School according to the requirements of the Higher Education Act of 1965 as amended (the Act) and any related Regulations. Sallie Mae will continue this origination process until termination of such obligation under Section 21. In addition, all parties agree to the following:

Applications to be Processed

Sallie Mae will only be required to process completed applications from graduate and professional school students who attend Walden University, Inc.

Procedures for Processing Applications

Sallie Mae will review all applications sent to it on behalf of the Trustee and the School for completeness and the requirements the Guarantor has specified. Sallie Mae will send properly completed applications to the Guarantor for approval, unless the Guarantor has waived this requirement through the issuance of a certificate of blanket guaranty. If an application is not completed properly, Sallie Mae will try to contact the applicant by telephone or in writing to complete it properly, using its standard procedures.

If the application is not corrected or resubmitted properly within 90 days after the end of the loan period, Sallie Mae will terminate the application on its system.

Disbursing Loans

Sallie Mae will disburse Loan proceeds when an application is approved by the Guarantor, unless the Guarantor has authorized earlier disbursement of proceeds through a certificate of blanket guaranty.

One business day prior to each scheduled disbursement date, Sallie Mae will report to the School, by means of a request register, the Loans that that are to be disbursed on the particular disbursement date. Funds will be advanced to the School pursuant to the terms of the Financing Agreement. Sallie Mae will then draw funds for these Loans from the School’s designated funding bank account, and will transmit funds to the School’s designated financial aid account by EFT in accordance with the requirements of the Guarantor or Disbursement Agent.  Insurance premiums, if any, on a Loan will also be obtained from the School’s designated funding bank account and will be transmitted to the Guarantor.  The School hereby grants Sallie Mae a power of attorney to initiate a debit entry to its funding bank account in order to fund all loan disbursements and other payments that Sallie Mae makes on behalf of the Trustee, and the School agrees to sign a confirming written authorization in a form reasonably provided by Sallie Mae.  Refunded insurance premiums that Sallie Mae receives will be credited to a bank account maintained by Sallie Mae, for further credit to the School (or to the holder of the applicable Participation Interests, as appropriate).

Sallie Mae will provide the School with detailed reconciliation information to support all draws that it makes on the School’s bank account.

If Sallie Mae learns that a Disbursement Agent requires that the Trustee enter into agreements with it, Sallie Mae will notify the School.  The School agrees to cause the Trustee to enter into such required agreements if reasonable and to give Sallie Mae copies when signed.  If the School learns that the School has become ineligible for EFT disbursements, or if any of the agreements either party has entered into with any Guarantor or Disbursement Agent has been terminated, such party must notify Sallie Mae in writing immediately. If any party wants Sallie Mae to stop EFT disbursements to the School or to change the method of origination, such party also must notify Sallie Mae in writing.  Sallie Mae will process such change as promptly as possible.

The School is responsible for paying all fees charged by a Disbursement Agent in connection with disbursement of Loan proceeds by EFT.

Sallie Mae will send a disbursement roster to the School containing the information required by the Act and Guarantor, and will also send the Trustee, if it so requests, a copy of the portion of the disbursement roster that lists information for the Trustee’s Borrowers.  If the Trustee or the School wants Sallie Mae to send the disbursement roster by overnight delivery method, Sallie Mae may charge the School for the cost of such delivery.  In accordance with the Act and Regulations, the School will be responsible for obtaining the Borrower’s authorization for the release of Loan proceeds.

For Loans that the School wants to be originated or disbursed using services offered by a Disbursement Agent, Sallie Mae will inform the School whether it is capable of using such Disbursement Agent’s services and which of the duties and responsibilities that Sallie Mae would normally perform will instead be performed by such Disbursement Agent.  The Trustee and the School acknowledge that Sallie Mae may use as the disbursement date for such Loans the date that funds were provided (or were scheduled to be provided) to the Disbursement Agent and that Sallie Mae will treat such Loans for all purposes as having been disbursed by EFT, unless either (i) the Guarantor or the Secretary otherwise directs or (ii) Sallie Mae concludes that the Act or Regulations otherwise require.  The Trustee and the School acknowledge that the services offered by a Disbursement Agent may alter or diminish Sallie Mae’s origination, administrative, and servicing duties and responsibilities under this Agreement, in which event Sallie Mae will have no responsibility or liability for performing the services that are to be performed by such Disbursement Agent.  If a Guarantor notifies Sallie Mae that such Guarantor will be taking over any or all of the origination or disbursement services that Sallie Mae would normally perform (including, without limitation, retention of the promissory notes), Sallie Mae may allow the Guarantor to perform such services, in which case Sallie Mae will no longer have responsibility or liability for such services.

Use of Internet-Based Origination and Disbursement Services

The Trustee and the School hereby authorize Sallie Mae to process Loan applications through Sallie Mae’s Internet-based loan origination and disbursement service, and to originate such student loans through such Internet-based loan origination and disbursement service on behalf of the Trustee. Sallie Mae will continue to originate Loan applications that it receives through such method until the earlier of (i) the date Sallie Mae stops offering Internet-based origination services to schools and lenders, (ii) the date Part I of the Agreement is terminated, or (iii) a date that is 60 days after Sallie Mae receives written notice from the Trustee or the School directing Sallie Mae to stop originating through such Internet-based disbursement service.  Any such termination shall only be applicable with respect to loans that Sallie Mae has not yet begun to process as of the effective date of such termination.  The Trustee and the School acknowledge that all features and functions of Sallie Mae’s Internet-based origination and disbursement service are the property of Sallie Mae and/or its affiliates, and each waives any claim of ownership with respect thereto.  Both the Trustee and the School agree to take appropriate security measures to protect the security of passwords, to monitor its staff, including but not limited to those persons designated as the primary and secondary contacts, for unauthorized use of such product, and to restrict passwords and access to such product to the appropriate staff. Both the Trustee and the School agree that use of such product shall be limited to authorized employees and that in no event shall they take action to permit a third party to use such product.

SALLIE MAE’S INTERNET-BASED ORIGINATION SERVICE INCLUDES FUNCTIONS AND INFORMATION THAT ARE SUBJECT TO CHANGE WITHOUT NOTICE. SALLIE MAE WANTS THE FUNCTIONS AND INFORMATION TO BE AS UP-TO-DATE AND ACCURATE AS POSSIBLE, BUT SALLIE MAE CANNOT GUARANTEE, AND SALLIE MAE EXPRESSLY DOES NOT WARRANT, THAT THE INFORMATION ANY USER MAY OBTAIN PROM SALLIE MAE’S INTERNET SITE IS ERROR-FREE OR THAT THE USER’S ACCESS TO SUCH INTERNET SITE WILL BE UNINTERRUPTED, OR THAT MATERIAL ACCESSIBLE FROM THIS SITE IS FREE OF VIRUSES.

Additional Provisions Regarding E-Signed Loans

The Trustee and the School agree promptly to provide Sallie Mae with copies of all agreements between either of them and any entities relating to E-sign processes offered by other entities.

With respect to all applications for Loans that are E-Signed through E-Sign processes other than Sallie Mae’s, Sallie Mae shall have no responsibility for performing the application review or other obligations set forth in the “Applications to be Processed” or “Procedures for Processing Applications” provisions of this Section 1.   Both the Trustee and the School acknowledge that the entity offering such E-Sign process may elect to retain the promissory notes relating to E-Signed Loans, in which case Sallie Mae will have no responsibility for obtaining or retaining such promissory notes. Additionally, Sallie Mae’s obligations with respect to disbursement of such Loans, as set forth in the “Disbursing Loans” provisions of this Section 1, and ECFC’S obligations to purchase such Loans, are modified to provide that Sallie Mae may decline to disburse and/or service such E-Signed Loans, and ECFC may decline to purchase such E-Signed Loans {and Participation Interests in such Loans) unless (i) the Trustee or the School provides Sallie Mae with the information and documentation set forth in Attachment AA hereto and {ii} Sallie Mae confirms that disbursing and/or servicing such E-Signed Loans will not require any system changes, additional costs, or manual processes on Sallie Mae’s behalf.  The School hereby agrees to cause the entity offering such E-Sign process to deliver the information and documentation set forth in Attachment AA to

Sallie Mae prior to disbursement and/or servicing of such Loans, and at any time thereafter promptly upon Sallie Mae’s or ECFC’s request.  The Trustee and the School also agree that if Sallie Mae does consent to disburse and/or service such E-Signed Loans, or if ECFC does consent to purchase such E-Signed Loans (and Participation Interests in such Loans), neither of such parties is thereby acknowledging or opining as to the sufficiency of any such documentation or as to the E-Sign process itself, nor is ECFC waiving any of its rights to reject or to require repurchase of such E-Signed Loans pursuant to the other provisions of this Agreement.  The Trustee and the School further acknowledge that any such consent to disburse, service, and/or purchase E-Signed Loans (or Participation Interests therein) will be limited to specific schools designated in writing by Sallie Mae and ECFC.

For Loans originated using the Sallie Mae E-Sign process, Sallie Mae will remain responsible to comply with the Act, Regulations, and applicable federal law in originating and servicing the Trustee’s Loans, and Sallie Mae will remain liable, upon the terms set forth in Section 7 of this Agreement, for its violations of such laws and regulations. Additionally, the Loans that are originated through the Sallie Mae E-Sign process will remain Eligible Loans if (i) they fail to satisfy the criteria set forth in that definition due to Sallie Mae’s failure to originate or service such Loans in accordance with the Act, Regulations, or applicable federal law, or (ii) they are determined by a court to be legally unenforceable based solely on the failure of the Sallie Mae E-Sign process to comply with the requirements of the Act or the Electronic Signatures in Global and National Commerce Act.  In no event, however, will Sallie Mae or ECFC be liable due to fraud or forgery by the individual who manually or electronically signed the promissory note, or if such individual is not the actual Borrower of the Loan.

Advances

Sallie Mae may advance funds on the School’s behalf if sufficient funds are not in the School’s funding bank account on the day Sallie Mae attempts to draw from such account. The Trustee and the School agree that such advances will benefit their student loan program, and the School agrees to repay the entire amount of such advances, when Sallie Mae requests repayment.  Unless the failure to have sufficient funds in the funding bank account is due to an error by Sallie Mae under this Agreement or under the Financing Agreement, Sallie Mae may charge the School interest at the Prime Rate on the amounts advanced.

Loan Cancellation

If a Loan or a disbursement is cancelled, Sallie Mae will attempt to obtain the return of the disbursed funds for each Cancelled Loan of which it knows so that Sallie Mae can process a cancellation.  If Loan funds are returned by the School or by a Guarantor directly to the Trustee or the School, or if either the Trustee or the School learns that the Loan should be cancelled, such party must notify Sallie Mae so that Sallie Mae can process a cancellation.

Subcontracts

The Trustee and the School each acknowledges that Sallie Mae may subcontract with third parties to perform some or all of the origination and/or servicing activities that Sallie Mae is to perform under this Agreement. Notwithstanding any such subcontracting, Sallie Mae will remain liable, to the extent set forth in this Agreement, for all such origination and/or servicing activities that are performed by subcontractors employed by Sallie Mae.

Effect of Termination

When Sallie Mae’s origination obligations are terminated under Section 21, Sallie Mae will no longer have an obligation to process additional applications and disburse Loans, but Sallie Mae will continue to process applications in its possession at that time. If this Agreement is terminated because of an Insolvency Event, Sallie Mae may cease processing applications and disbursing all

Loans immediately.  See Section 21 for additional effects of termination.

SECTION 2          INTENTIONALLY OMITTED

SECTION 3          SALLIE MAE’S SERVICING RESPONSIBILITIES

Sallie Mae will service all of the Loans Sallie Mae originated for the Trustee until each Loan is either purchased or rejected for purchase under Part II of this Agreement.

Sallie Mae’s servicing and origination responsibilities will begin immediately after Sallie Mae receives a signed copy of this Agreement from the Trustee and the School. If it is a renewal, these responsibilities begin on the Effective Date.  Sallie Mae’s responsibilities will be limited to the following:

Compliance

Sallie Mae will service all Loans in accordance with the Act and Regulations.

Inquiries and Reports

Sallie Mae will respond promptly to any inquiries from the Borrower, the Guarantor, the Secretary, or the Borrower’s School regarding Loans Sallie Mae is servicing hereunder. Sallie Mae will also file, or prepare for the School to file, all reports, claims, and billing statements for those Loans required by the Guarantor or the Secretary. Sallie Mae will prepare and file the Trustee’s LARS Form 799 on its behalf. Sallie Mae will make available to the School and the Trustee copies of these reports, claims and billing statements at their request. However, the School will be responsible for paying Sallie Mae’s then-standard fee to receive a copy of the annual Lender Audit Report on Management’s Assertions on Compliance with Specified Federal Education Loan Program Requirements (“Lender Audit”) that is required by the Secretary.

Sallie Mae will also provide the School with Sallie Mae’s standard reports for lenders generated by Sallie Mae’s system. Sallie Mae may impose a fee for providing non-standard reports the School or the Trustee may request.

Loan Payments

Sallie Mae will process all Loan payments from the Borrowers, the Guarantor, and the Secretary that Sallie Mae receives.  Sallie Mae will deposit these payments and transfer funds to ECFC’s bank account (as the owner of the Participation Interests in the Loans).

SECTION 4          SCHOOL’S ADDITIONAL RESPONSIBILITIES FOR LOAN ORIGINATION AND SERVICING

Application Packages

The School agrees to prepare and distribute application packages in a form reasonably acceptable to Sallie Mae that complies with the Act and the Regulations.

Forwarding Communications and Payments

If the School or the Trustee receives any communications or payments on a Loan that Sallie Mae is servicing for either of them, such party agrees to forward the communication or the payment to Sallie Mae within 5 business days.

Power of Attorney

By signing this Agreement, the Trustee and the School each grants Sallie Mae the authority to act as its agent and attorney-in-fact for originating or servicing Loans. Sallie Mae’s powers under this provision do not include the right to waive strict compliance with the terms of the Loan by the Borrower.  The Trustee and the School each agrees to execute a specific power-of-attorney if required by the Guarantor or the Secretary.

Inquiries

The Trustee and the School each agrees to cooperate with Sallie Mae, as necessary, to respond promptly to inquiries concerning Loans.

Guarantor Agreements

The Trustee and the School each agrees to furnish Sallie Mae with copies of all agreements between such party and the Guarantor that affect the Loans that Sallie Mae originates or services hereunder.

Changes Necessitated by the Trustee or the School

The School agrees to pay Sallie Mae’s reasonable charges for implementing any systems or procedural changes that Sallie Mae may agree to undertake that are necessitated by the Trustee’s or the School’s participation in any program that requires non-standard origination or servicing activities on Sallie Mae’s part.  Before undertaking any such changes, however, for which Sallie Mae intends to invoice the School, Sallie Mae will provide the School with an estimate of the charges, and Sallie Mae will not proceed with the changes until the School agrees to the charges.

Limitation on Education Lending Activities

The School agrees that during the entire Commitment Period, neither it nor any parent, subsidiary, or affiliate, will (i) own any education loan made to a graduate student made under the Act in any manner, whether legally or beneficially or as an eligible lender trustee for a third party, other than through ownership of legal title in the name of the Trustee for the benefit of the School, or (ii) originate, disburse, or market education loans that are to be made to graduate students under the Act as an eligible lender trustee for a third party, or through any other marketing arrangements or other structure, or consent to the use of the School’s name by other entities for the purpose of marketing education loans that are to be made to graduate students under the Act.

SECTION 5          COMPENSATION TO SALLIE MAE

Basic fees

Upon receipt of a monthly itemized bill from Sallie Mae, the School agrees to pay Sallie Mae the fees listed in Attachment A until the end of the Commitment Period.

Fees After the Commitment Period

After the end of the Commitment Period, the School will remit to Sallie Mae, on a monthly basis, origination and servicing fees which will be at a rate equal to the fees charged immediately prior to the end of the

Commitment Period. Sallie Mae also retains the right to increase such fees on each anniversary of the expiration of the Commitment Period by 5% of the then-applicable fees.

Linkage Fees

Sallie Mae will advise the School prior to using any electronic linkage with a Guarantor for which a fee is charged.  If the School or the Trustee elects to use this linkage, the School will reimburse Sallie Mae for any fees Sallie Mae incurs for use of that linkage on the School’s behalf.

Late Fee

If any bill is not paid within 30 days, the School agrees to pay a late fee of 1.5% for each month or part of a month it is late with its payment.

SECTION 6         RIGHT OF INSPECTION

The Trustee and the School, or any governmental agency having authority over either such party’s business, may examine or audit Sallie Mae’s books and records for origination and servicing of the Loans.  To the extent feasible, the party requesting such examination agrees to give Sallie Mae at least 10 business days’ notice of such examination or audit, it being agreed that if fewer than 10 business days’ notice is given, Sallie Mae may not be able to schedule the availability of the necessary personnel to enable the audit to be performed in the most efficient manner.  Additionally, the party requesting such audit agrees to schedule it during normal business hours, and to reimburse Sallie Mae in an amount Sallie Mae reasonably determines with respect to the costs of Sallie Mae’s personnel, computer equipment, and facilities.

SECTION 7          ALLOCATION OF LIABILITIES

Standard of Conduct

All parties agree to perform their respective obligations in Part I of this Agreement without negligence.

Limits on Sallie Mae’s and ECFC’s Liability

A Loan is still an Eligible Loan if it fails to meet the criteria for an Eligible Loan solely because of an act or omission by Sallie Mae in originating or servicing the Loan that constitutes a breach of Sallie Mae’s obligations under this Agreement.

In addition to ECFC’s agreement to buy each such Loan, the maximum money damages Sallie Mae and/or ECFC will pay to the Trustee or the School due to any breach of Part I or Part II of this Agreement will be 0.5% of the total Principal Balance of all Loans serviced under this Agreement as of the date of the breach.

In no event will Sallie Mae or ECFC have liability for any of the following:

•              damages arising from violations of state law;

•              indirect, consequential, exemplary, special, or punitive damages;

•              losses arising from electronic data transmission problems in connection with either such party’s actions on behalf of the Trustee or the School;

•              the Guarantor’s or Disbursement Agent’s failure to perform;

•              any wrongful act or omission of the Trustee, the School, their employees or agents, or any other person or entity or its employees or agents (other than an SLM Entity or its employees or agents), such as the failure of such person or entity to comply with requirements of a Guarantor or the Secretary;

•              any failure of any third party to maintain an audit trail of funds or records proving proper disbursement or proper crediting of the Borrower’s account;

•              incorrect information from schools or Borrowers; or

•              any errors, breaches or delays that arise from acts of God, equipment or similar failure or other circumstances beyond Sallie Mae’s or ECFC’s control.

No provision of this Agreement will alter or limit any joint or several liability any party may have to the Secretary pursuant to 34 C.F.R. 682.413.

SECTION 8          RELATIONSHIP OF PARTIES

Sallie Mae is an independent contractor acting as agent for the Trustee and the School only for the services specifically described in this Agreement.  This Agreement is not a joint venture or partnership between or among the Trustee, the School, Sallie Mae, and/or ECFC.

PART II - LOAN SALES

SECTION 9          SALES GENERALLY

Future Required Sales

The Trustee and the School agree to sell to ECFC on the following schedule all Eligible Loans owned by or for the benefit of the School during the Commitment Period:

Loan Type	Selection Criteria for Next Sale Date	Sale Date Frequency*

Stafford Loans	All within 60-90 days
Monthly	of full disbursement
Retroactive	All	Monthly
Separation Loan
(all Loan Types)

*The sale date will be specified by ECFC.

The Trustee and the School also agree to offer to ECFC on this sales schedule, even after the Commitment Period has ended, (i) any Eligible Loans that were originated or serviced at any time by Sallie Mae or its affiliates, (ii) any Eligible Loans that were financed in whole or in part by Sallie Mae or any of its affiliates, and (iii) all Serial Loans. Subject to the remaining terms of this Agreement, ECFC agrees to buy the Eligible Loans that are offered.

Simultaneous Sales of Associated Stafford Loans

Without regard to the sales schedule, all Unsubsidized Stafford Loans and subsidized Stafford Loans of the same Borrower made on the same loan application shall be offered for sale to ECFC at the same time.

Procedures for Required Loan Sales

At least ten business days before the next scheduled sale date, Sallie Mae will send the School a list of Loans that Sallie Mae is servicing hereunder that are to be included in the next scheduled sale.  Unless Sallie Mae is notified otherwise in writing within 5 business days of receiving such list, the Trustee and the School will have authorized the sale of those Loans.

Master Promissory Note Provisions

If any Loans that are to be sold under this Agreement were made under a Master Promissory Note, the Trustee or the School will indicate on the Bill of Sale whether or not the sale of such Loans includes or excludes an assignment of the right to offer future Loans under such Master Promissory Note.  If the Trustee reserves to itself the right to offer future Loans, such right is not assignable except to (i) the surviving entity following a merger or acquisition of the Trustee or (ii) the purchaser of any such future loans (but ECFC does not waive any obligation of the Trustee or the School to sell ECFC Loans under the Agreement).  Unless ECFC otherwise agrees in writing, the Trustee or the School will deliver to ECFC the original of the Master Promissory Note at the time of sale in accordance with the provisions of this Agreement.  If the original of the Master Promissory Note is not delivered at the time of sale, then the Trustee or the School will require the holder of the Master Promissory Note to indicate by entry on its books and records that the owner of the Loans is ECFC.

SECTION 10        PARTICIPATION IN LOANS; PAYMENT OF PURCHASE PRICE PAYMENT AMOUNT

Settlement of Purchase Price Payment Amount

ECFC will follow these steps to pay the School the Purchase Price Payment Amount for the Loans:

Conveyance of Participation Interests

The Trustee and the School hereby offer, and ECFC hereby accepts, on the terms set forth in this Section 10, an undivided 100.00% Participation Interest in each disbursement of Loans satisfying the following criteria: (i) they must otherwise qualify as Eligible Loans (but for their failure to be fully disbursed), (ii) they must be originated and serviced by Sallie Mae, and be obligated to be sold to ECFC, under this Agreement, (iii) they must be originated in the Trustee’s name as trustee for the School, and (iv) they must be made in connection with attendance at an educational institution for which the Institutional Default Rate is less than 25%.

The conveyance of the Participation Interest in each such disbursement shall be effective on the date of disbursement.  As a result, all parties recognize that ECFC is entitled to all beneficial rights with respect to each such disbursement effective on the date of disbursement.

The parties agree that the sale of the Participation Interests constitutes a sale of all beneficial rights in the disbursements of the Participated Loans.  Accordingly, ECFC shall be entitled to receive all refunds, cancellations, Special Allowance payments, and interest payments relating to such Participated Loans.

ECFC shall pay the Disbursement Payment to the School on the date the particular disbursement of each such Loan is made. If, however, there are Advances outstanding under the Financing Agreement, ECFC will instead make the Disbursement Payments to Sallie Mae on the same day on which the purchase of the Participation Interests is effective, so that the outstanding Advances under the Financing Agreement are repaid on behalf of the School on such date.

Sallie Mae shall maintain an updated Master List, which will be available for the Trustee’s and the School’s inspection and will be deemed an exhibit to the Master Participation Certificate, of disbursements and Loans with respect to which ECFC has purchased a Participation Interest. Sallie Mae shall have no obligation to review any documents, records, or books with respect to the Loans prior to purchase of the Participation Interests.

Notwithstanding any other language set forth in Section 9 of the Agreement, and notwithstanding the expiration of the Commitment Period, the Trustee and the School each expressly agrees that such party will remain obligated to sell to ECFC all Loans (and Participation Interests in all subsequent disbursements of such Loans) in which ECFC has purchased a Participation Interest.  In return, ECFC will be obligated to purchase Participation Interests in all disbursements of all such Loans that satisfy the Eligible Loan criteria, for the Disbursement Payments (and Purchase Price Payment Amount) described herein.

The parties agree that the Purchase Price Payment Amount is repayable to ECFC in every circumstance in which a repurchase is required under the terms of this Agreement.

Monthly Payment of the Purchase Price Payment Amount

As promptly as possible following the end of each calendar month during which ECFC purchased a Participation Interest in Loans hereunder, Sallie Mae will determine the amount by which (i) the Purchase Price Payment Amount with respect to all disbursements in which ECFC purchased a Participation Interest in the prior month, exceeds (ii) the aggregate original Principal Balance of the same disbursements.  ECFC will pay the School this amount, after first deducting (i) the Purchase Price Payment Amount attributable to any Participation Interests that ECFC previously purchased from the School relating to Cancelled Loans (to the extent such amounts were not already reconciled in any prior month), and (ii) any other amounts you owe ECFC, provided such other amounts have been previously disclosed to you, and ECFC will pay you the Purchase Price net of such amounts. The parties recognize that as a result of this reconciliation process, ECFC will retain any and all payments the Secretary makes to the Trustee or the School on the LARS Form 799.

LARS Form 799 Preparation and Filing

Sallie Mae will complete the Trustee’s LARS Form 799 for the OE number it uses to originate Loans pursuant to this Agreement, and Sallie Mae will file it on behalf of the Trustee and the School. At the time a respective LARS Form 799 filing is sent to the Secretary, Sallie Mae will provide the Trustee and the School with a copy.

All such LARS Form 799 filings shall reflect that payments by the Secretary are to be made to Sallie Mae, as the servicer, and the Trustee and the School each hereby directs Sallie Mae to forward such payments, in turn, to ECFC.  ECFC will be entitled to retain all such LARS Form 799 payments from the Secretary that accrue from the date of disbursement with respect to the Loans, and with respect to all Loans in which ECFC purchases a Participation Interest, ECFC will be responsible for paying all amounts owed pursuant to LARS Form 799 with respect to such Loans, including without limitation (i) the Secretary’s Lender Fee, (ii) any portion of the origination fee that is chargeable to the Borrower by a lender under section 438 (c) of the Act (and any similar provision of the Act that is hereafter enacted) but that is waived by the School (on its own or through the Trustee), and (iii) any other fee that is charged to the School or the Trustee by the

Secretary on LARS Form 799.

If either of the Trustee or the School was originating loans prior to the Effective Date, such party acknowledges that ECFC is not responsible for the payment of any of the fees or charges associated with such prior loans, and such party agrees that if ECFC pays or is charged such amounts pursuant to any such LARS Form 799 filing, such party will repay such amounts to ECFC promptly following receipt of an invoice.

Serial Loans After the Expiration of The Commitment Period

The Trustee and the School each hereby reaffirms its obligation to sell ECFC, on the terms (including Sales Schedule and purchase terms) set forth in this Agreement, and even after the Commitment Period expires, all Serial Loans that such party makes (either legally or beneficially).  In return for such continuing obligation to sell, ECFC agrees to continue to purchase Participation Interests in, and to pay the School the Purchase Price Payment Amounts set forth in this Agreement with respect to, Serial Loans made after the Commitment Period ends.  With respect to all Serial Loans that are originated or serviced by a servicer other than Sallie Mae, the School agrees to provide all information that is reasonably necessary (i) to effect the purchase of the Participation Interests in such Serial Loans and (ii) to properly allocate earnings and payments with respect to such Serial Loans.

Representations and Warranties of the Trustee and the School on Sale of Participation Interests

Upon the sale of Participation Interests to ECFC, the Trustee will be deemed to make the identical representations and warranties that it makes upon the sale of Loans to ECFC, all as set forth in Attachment D to this Agreement, except that the Trustee will not be deemed in breach of the warranty of title (either upon sale of the Participation Interests or upon sale of the legal title to the Loans) solely because it has encumbered title to the Loans by previously selling to ECFC a Participation Interest in such Loans. The Trustee and the School also make the following additional covenants, representations, and warranties upon the sale of the Participation Interests:

(1)           The Trustee will retain legal title of record to each Participated Loan (and all promissory notes) in trust for ECFC (to the extent of ECFC’s Participation Interest in such Loans) until the conveyance to ECFC of legal title to such Loan, and the Trustee or the School shall retain, or cause the servicer(s) to retain, the Loan files with respect to such Loans in trust only for the purposes of making subsequent disbursements, if any, on such Loans, and servicing and supervising the servicing of each Loan.

(2)           The School will fund and otherwise make the second and all requested subsequent disbursements on all Participated Loans. In the event the School fails to make any such subsequent disbursements on Participated Loans, ECFC may advance to the School the funds necessary to make such subsequent disbursements, in which case such sums will be treated as advances pursuant to the “Advances” provisions of Section 1 of this Agreement (and will be repayable as such, with interest as provided in such Section).

(3)           The School will continue to have all Participated Loans serviced in compliance with the Act and Regulations until conveyance to ECFC of legal title to such Loans, in accordance with their normal practices with respect to loans owned for their own account, and will not modify the terms of any Loan or any guarantee with respect to any Participated Loans.

(4)           The Trustee and the School shall receive and hold in trust for ECFC’s benefit, to the extent of ECFC’s Participation Interests, all funds that the Trustee or the School receives on or in connection with each such Participated Loan (whether through Borrower payments or LARS Form 799 payments from the Secretary), as well as all other rights arising out of the Participated Loans. The Trustee and the School hereby direct ECFC and Sallie Mae to pay directly to ECFC the share of all such funds received with respect to such Participated Loans, and the Trustee and the School hereby grant ECFC and Sallie Mae a limited power of attorney for the purpose of taking all actions necessary to effectuate the foregoing. If the Trustee or the School receives such funds, such party will promptly remit to Sallie Mae ECFC’s share of all funds received with respect to such Participated Loans.

(5)           The School shall maintain books and records for the Participated Loans that shall be clearly marked to reflect ECFC’s ownership of the Participation Interests in the Participated Loans.

(6)           The School will, in compliance with the Act and Regulations, cause to be performed such other customary duties, furnished such other reports, and executed such other documents in connection with the Participated Loans as Sallie Mae from time to time may reasonably require.

All parties agree that the representations and warranties set forth in this Section 10 shall survive the sale of the Participation Interests to ECFC and the subsequent conveyance to ECFC of legal title to the Participated Loans.

Security Interest in Participated Loans

(1)  The Trustee and the School hereby grant ECFC a security interest in all of their right, title, and interest in, to, and under (i) each Participated Loan (including each of the Loan documents evidencing or providing for such Participated Loan and any guarantee, collateral, or other similar support therefor), and (ii) all proceeds thereof (collectively, the “Collateral”) as collateral security for their obligations to ECFC under this Section 10 (including, without limitation, the costs and expenses of any realization on the Collateral).  ECFC agrees that the lien on and security interest in each Participated Loan and the Collateral shall be subordinate in all respects to the lien and security interest of Sallie Mae in each such Participated Loan pursuant to the Financing Agreement.

(2)           The Trustee and the School each agrees that, prior to or concurrently with the effectiveness of the first sale and purchase of a Participation Interest under this Agreement, such party will permit ECFC to file, at the cost and expense of the School, such financing statements and other notices of security interest in such offices as ECFC requests to perfect its security interest in the Participated Loans.  If requested, the Trustee and the School each agrees to execute all such financing statements and other notices of security interest as ECFC reasonably requests.

(3)           Without ECFC’s prior written consent, neither the Trustee nor the School will grant any security interest in, or file or suffer to be on file in any jurisdiction any financing statement or other notice of security interest with respect to, any Participated Loan or the Collateral, except those in ECFC’s or Sallie Mae’s favor.

(4)           Subject to the provisions of subparagraph (1) above, if the School or the Trustee defaults in the payment or performance when due of any of such party’s obligations to ECFC under this Section 10, ECFC shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as in effect in the applicable jurisdiction, and such additional rights and remedies to which a secured party is entitled under the law in effect in the jurisdiction where any such rights and remedies may be asserted.

(5)           Upon the School’s repurchase of all of ECFC’s Participation Interests in any particular Participated Loan that is required to be repurchased pursuant to the terms of Section 15 of this Agreement, the security interest granted in such Participated Loan pursuant to this Section 10 shall automatically terminate, and ECFC shall execute and deliver such termination statements and other notices and releases of security interest with respect to such Participated Loan as the Trustee or the School shall reasonable request.

Release of Prior Liens

As a part of the process of obtaining the full execution of this Agreement, the School shall obtain the consent of each of its respective lenders to provisions by which each lender (i) expressly consents to the sales to ECFC of Participation Interests in Loans pursuant to the terms of this Agreement, as it may be amended from time to time, without the necessity of obtaining from such lender any further releases of such Loans, and (ii) agrees that its lien in and to each Loan in which ECFC purchases a Participation Interest shall be deemed released upon the sale of such Participation Interest to ECFC and the payment by ECFC pursuant to the terms of this Agreement, without any further action or filing by such lender.

Failure to Sell or Purchase Loans or Participation Interests in Accordance With Terms of Agreement

If (i) the Trustee or the School does not timely sell ECFC Participation Interests in subsequent disbursements of any Loan in which ECFC has already purchased a Participation Interest (and with respect to which ECFC has properly offered to purchase the Participation Interests in the subsequent disbursements of such Loan), or (ii) the Trustee or the School fails to make such subsequent disbursements, or (iii) the Trustee or the School does not timely convey to ECFC legal title to any particular Loan in which ECFC has purchased the Participation Interests, then the Trustee and the School agree that in addition to ECFC’s right under Section 15 to require repurchase of the Participation Interests that ECFC already purchased, the School will remain liable to ECFC for all damages and costs, including reasonable attorneys’ fees, incurred in remedying such breach by the Trustee or the School.  Repurchase of such Participation Interests does not excuse any such breach by the Trustee or the School, and ECFC expressly retains all of ECFC’s remedies at law and in equity.

If ECFC fails to purchase Eligible Loans (or Participation Interests in subsequent disbursements of Eligible Loans) with respect to which ECFC has previously purchased a Participation Interest, then ECFC shall be in breach of this Agreement.  As the remedy for such breach, ECFC shall be required to (i) purchase such Eligible Loans (or Participation Interests in subsequent disbursements of Eligible Loans) on the terms set forth in this Section 10, and (ii) pay to the Trustee and the School all damages and costs, including reasonable attorneys’ fees, incurred in remedying such breach by ECFC. The School or Trustee shall be able to enter into alternative arrangements for the sale of such Loans in order to mitigate any failure or inability on the part of ECFC to purchase the Loans.

Method of Payment

All payments due from any party will be made by wire transfer of immediately available funds to the appropriate party.

SECTION 11       ADDITIONAL OBLIGATIONS OF THE PARTIES

Officer’s Certificate and Opinion of Counsel

When the Trustee and the School sign and submit this Agreement, each agrees to include an officer’s certificate in the forms provided in Attachment B and Attachment B-l, as applicable.

Serial Loans

The School agrees to use its best efforts to make (or to cause the Trustee to make) Serial Loans and to sell them to ECFC on the terms (including sales schedule and Purchase Price Payment Amounts) set forth in this Agreement. This requirement will continue to apply after the Commitment Period has ended.

No Modification of Guarantor Agreements

The Trustee and the School agree not to modify or amend any agreements with the Guarantor that would affect the Loans or the insurance on the Loans in any way without ECFC’s prior written consent. ECFC’s consent is not necessary if the amendment or modification is required by the Act or the Regulations.

Sales to Third Parties

The Trustee and the School agree not to sell any Eligible Loan to any third party during the Commitment Period.  After the Commitment Period, such parties agree not to sell to any third party any Eligible Loan that (A) was originated or serviced at any time by Sallie Mae or its affiliates, or (B) is a Serial Loan, or (C) is a Loan with respect to which ECFC has purchased a Participation Interest, unless (i) such Loans were offered for sale to ECFC on the terms set forth in this Agreement, (ii) ECFC has been given a period of 30 days to review such offer, and (iii) ECFC has elected not to buy such Loans. Under the Future Required Sales provisions of Section 9 above, ECFC only has the right to elect not to buy such Eligible Loans in accordance with Section 14 of this Agreement.

SECTION 12        SALES CONDITIONS AND PROCEDURES

The following conditions and procedures must be fulfilled in all material respects or ECFC will have no obligation to complete a sale:

Compliance

The Trustee and the School each must have fulfilled its respective obligations under this Agreement.

Accuracy of Representations and Warranties

All of the representations and warranties made by the Trustee and the School under Section 16 and Attachment D of this Agreement must be true.

Delivery of Loans

If not already in Sallie Mae’s possession, the School agrees to deliver to Sallie Mae the notes and other documentation for Loans offered for sale on a schedule and in a manner Sallie Mae reasonably requests. Except for Loans that are processed and originated wholly by Sallie Mae on behalf of the Trustee and the School, the School agrees to bear the risk of loss for the Loans until Sallie Mae receives them.  Sallie Mae will provide the School with a written receipt for delivery.

Sallie Mae will make a microfilm or computer-imaging record of the documents it receives. The Trustee and the School agree that this record will be the final authority used to resolve any dispute over questions about whether a specific document was received by Sallie Mae unless contrary proof acceptable to Sallie Mae is provided. Sallie Mae will provide a copy of the record to the Trustee or the School upon request.

Servicing Responsibility

The party servicing the Loans subject to sale will continue to do so until the Cutoff Date. The party servicing the Loans subject to sale will provide Sallie Mae with all necessary Account information on these Loans as of the Cutoff Date in the form and on the schedule Sallie Mae reasonably establishes. The School agrees to ensure that any third party servicer will comply with these requirements.

Bill of Sale

The School and the Trustee will deliver 2 signed copies of a Bill of Sale in the form of Attachment C for each portfolio of Loans prior to the date of sale. This Bill of Sale will include a list of the Loans ECFC has agreed to buy.  The list will have been prepared by the party servicing the Loans. ECFC will complete its sections of the Bill of Sale and sign it as of the date of sale.

Endorsement of Loans

The Trustee and the School agree to assign their entire interest in the Loans covered by the Bill of Sale to ECFC. This assignment will typically take one of these two forms:

(1)           a blanket endorsement in the form of Attachment E-l; or

(2)           a power of attorney granted to ECFC in the form of Attachment E-2.

If required by the Guarantor or the Secretary, an authorized officer of each company may have to endorse each note.

Updated Officer’s Certificate and Opinion of Counsel

Upon the request of Sallie Mae or ECFC, each of the Trustee and the School agrees to supply a new officer’s certificate (Attachment B or Attachment B-l) or a new opinion of counsel covering matters relating to such party’s corporate authority or the enforceability of this Agreement or the sale documents.

SECTION 13        POST-SALE OBLIGATIONS OP THE PARTIES

After the sale of Loans, the Trustee and the School will be responsible for the following:

Borrower Notification

The Trustee and the School agree to cooperate with Sallie Mae and take any steps necessary to ensure that the Borrower is properly notified of the sale of his or her Loan, if required by the Act and Regulations.

Forwarding Communications and Payments

If either the Trustee or the School receives any communications or payments with respect to a Loan that was sold to ECFC, such party agrees to forward the communication or payment to Sallie Mae within 5 business days.

Assistance in Resolving Account Issues

The Trustee and the School agree to provide any assistance to Sallie Mae as Sallie Mae reasonably requests to resolve any questions or issues raised by the Borrower, the Guarantor or the Secretary concerning any Loans ECFC has purchased hereunder.

SECTION 14        REJECTION OF LOANS

Grounds for Rejections

ECFC may refuse to buy a Loan (or a Participation Interest in a Loan) under any one of four conditions:

(1)           the Loan does not meet the criteria for being an Eligible Loan in a material respect or is a Cancelled Loan;

(2)           a representation or warranty made with respect to a Loan is untrue in a material respect;

(3)                                  the Loan was E-Signed using a process other than Sallie Mae’s E-Sign process, and there are reasonable grounds to question the sufficiency of such E-Sign process, the documentation for such E-Sign process, or the documentation for or enforceability of such E-Signed Loans; or

(4)           The Trustee or the School is in breach of any part of this Agreement in a material respect.

A Loan is still an Eligible Loan if it fails to meet eligibility criteria because of an act or omission, by Sallie Mae in originating or servicing the Loan for which Sallie Mae and/or ECFC is liable under Section 7.

Procedures for Return of Rejected Loans

ECFC’s and Sallie Mae’s only responsibility with respect to rejected Loans is to return them to the Trustee or the School, as requested.  Sallie Mae will return them following these steps:

Step 1

Sallie Mae will package the Loan documents;

Step 2

ECFC will re-endorse the note back to the Trustee, if necessary; and

Step 3

Sallie Mae will return the note and all related documents that it received by registered mail or overnight delivery service.

Neither Sallie Mae nor ECFC will be liable to the Trustee or the School for any losses incurred on rejected Loans except for losses arising from Sallie Mae’s or ECFC’s gross negligence or willful misconduct in the handling or safekeeping of the Loans.

SECTION 15        THE SCHOOL’S REPURCHASE OBLIGATION

Grounds for Repurchase

The School agrees to cause the Trustee, on behalf of the School, to repurchase (i) Loans that, in a material respect, are not Eligible Loans as of the date of sale no matter when the ineligibility is discovered, (ii) Loans that are Cancelled Loans at the time of sale or become Cancelled Loans after sale to ECFC, (iii) Loans (and/or Participation Interests) with respect to which ECFC has purchased a Participation Interest, and either (1) the

Trustee fails to sell ECFC the Participation Interests in the subsequent disbursements, or (2) the Trustee fails to make the subsequent disbursements, and (iv) Loans that were E-Signed using any E-Sign process other than Sallie Mae’s if (a) the Trustee and the School fail to provide the information or documentation set forth in Attachment AA as and when requested or (b) there are reasonable grounds to question the sufficiency of such E-Sign process, the documentation for such E-Sign process, or the documentation for or enforceability of such E-Signed Loans.

In addition, if any of the foregoing circumstances exists with respect to a Loan prior to the date legal title to the Loan is conveyed, such circumstance shall entitle ECFC to require repurchase of the Participation Interest(s) in the affected Loan(s).

The only exception is if a Loan is not an Eligible Loan because of an act or omission that Sallie Mae made while originating or servicing the Loan for which Sallie Mae and/or ECFC is liable under Section 7.

In addition to the foregoing repurchase events, the Trustee and the School agree that the obligation to repurchase a Loan is automatic if one of the following events occurs as a result of any act, omission, or circumstance existing before ECFC owns the Loans (unless the event arises solely from an act or omission Sallie Mae made in originating or servicing the Loan for which Sallie Mae or ECFC is liable under Section 7), or as a result of any action or omission by the Trustee or the School after the sale:

•                                          a claim for all or part of a guaranty payment is rejected by the Guarantor or the Secretary and Sallie Mae has failed, despite diligent efforts, to get the Guarantor or the Secretary to reverse that rejection;

•              under the Act or Regulations, a claim may not be filed on the Loan;

•                                          the information provided at the time of sale concerning the Borrower’s enrollment status or separation date was inaccurate or inconsistent with the Guarantor’s records in a material respect;

•                                          the Borrower refuses to pay the Loan by claiming a legal defense (other than infancy) and a preponderance of the evidence indicates that the Loan is not legally enforceable; or

•                                          any representation or warranty with respect to the Loan is inaccurate in a material respect.

The occurrence of such an event is conclusive proof of such repurchase obligation.

All repurchases will be made within thirty days following a request for such repurchase.

Repurchase Price

The repurchase price will be calculated as follows on the date of repurchase:

Repurchase Price =

Principal Balance that ECFC used in calculating the Purchase Price Payment Amount that ECFC paid for such Loans (or Participation Interests, as applicable), times the original Purchase Price Payment Amount percentage for such Loans (or Participation Interests, as applicable)

Minus

any payments of principal that ECFC received on such Loans

Plus

accrued interest owed by Borrowers on specific Loans as of the date of repurchase (including interest that was capitalized after ECFC bought such Loans or Participation Interests, as applicable)

Plus

amounts ECFC must pay the Secretary

Plus

reasonable expenses ECFC incurred as a direct result of the repurchase

Plus

any Special Allowances or interest benefits ECFC would have received from the Secretary had any specific Loan been an Eligible Loan throughout the period ECFC owned it or a Participation Interest in such Loan.

Payment of the repurchase price to ECFC does not limit any other remedy ECFC may have or liability the Trustee or the School may have under this Agreement.

Neither Sallie Mae nor ECFC will be liable for any losses the Trustee or the School incurs on repurchased Loans except for losses arising from Sallie Mae’s or ECFC’s gross negligence or willful misconduct in the handling or safekeeping of the Loans.

Post-Sale Reconciliation When Loan Information is Incorrect

If ECFC learns that the actual Principal Balance of any Loan or Participation Interest that ECFC purchased hereunder differed from the Principal Balance that ECFC used to calculate the Purchase Price Payment Amount or any Disbursement Payment (even if ECFC learns of such fact after the sale), and if such difference was not already accounted for when ECFC paid the Purchase Price Payment Amount in any prior month, then the parties shall reconcile that difference.  In such event, either ECFC will pay the Trustee, or the School agrees to cause the Trustee to repay ECFC, as appropriate, an amount equal to the Purchase Price Payment Amount calculated solely on the amount by which such actual Principal Balance differed from the Principal Balance on which ECFC originally calculated the Purchase Price Payment Amount or the Disbursement Payment.  Similarly, if ECFC learns that the interest accrued on any Loan or Participation Interest that ECFC purchased hereunder differed from the accrued interest that ECFC used to calculate the Purchase Price Payment Amount (even if ECFC learns of such fact after the sale), then ECFC agrees to pay the Trustee, or the School agrees to cause the Trustee to repay ECFC, as appropriate, a sum equal to the amount by which such accrued interest differed from the accrued interest on which ECFC calculated the Purchase Price Payment Amount.  If the Trustee or the School owes funds to ECFC and the Borrower or the Trustee (or the School, in its capacity as a school) already repaid the amount of the deficiency in the Principal Balance, then ECFC will apply such repayment as a credit against the amount owed to ECFC For Cancelled Loans and Loans with respect to which the School returns any portion of a disbursement, even if ECFC has been repaid the full Principal Balance, the School still must cause the Trustee to pay ECFC the Disbursement Payment (if received by it) and the Purchase Price Payment Amount that ECFC paid for the portion of the Loan (or Participation Interest) that is cancelled or returned.

PART III - GENERAL PROVISIONS

SECTION 16        REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE AND THE SCHOOL

Representations Made by the Trustee

By signing this Agreement and with respect to each Loan sold to ECFC or serviced by Sallie Mae, the Trustee represents and warrants (as of the date hereof and as of the date of each sale of Loans) that the following statements are true:

The Trustee is a national banking association duly created under the National Banking Act, and is an eligible lender or other qualified holder of student loans under the Act and Regulations.

The Trustee is the sole owner of legal title to the Loans, free and clear of any liens, claims or encumbrances of any nature.

The Trustee has taken all legal and corporate action to permit it to enter into and perform all of the obligations in this Agreement, including the sale of Loans to ECFC and the repurchase of Loans.

There is nothing in this Agreement that will violate any provision of law or any contract by which it is bound.

The Trustee does not discriminate on the basis of race, sex, color, creed or national origin. Further, the Trustee does not require the Borrower to maintain a bank account or other business relationship with it to qualify for the Loan, except that the Trustee may require an account or other business relationship if it is a credit union, savings and loan association, mutual savings bank, institution of higher education or a depository institution with less than $75 million in deposits.

Representations Made by the School

By signing this Agreement, the School represents and warrants that the following statements are true:

Walden University, Inc. is a for profit corporation duly created and in good standing under the laws of the State of Florida.

The School has taken all legal and corporate action to permit it to enter into and perform all of its obligations in this Agreement, including the sale of beneficial ownership of the Loans to ECFC and the repurchase of Loans.

There is nothing in this Agreement that will violate any provision of law or any contract by which it is bound.

The School does not discriminate on the basis of race, sex, color, creed or national origin.

Representations With Respect to the Loans and Participation Interests

The School agrees to make each of the representations and warranties in Attachment D for each Loan or Participation Interest sold to ECFC, each as of the date of sale.

SECTION 17                        REPRESENTATIONS AND WARRANTIES OF THE SLM ENTITIES

Representations and Warranties of Sallie Mae

Sallie Mae represents and warrants that each of the following is true:

Sallie Mae is a corporation duly created and in good standing under the laws of the State of Delaware.

Sallie Mae has taken all legal and corporate action necessary to permit it to enter into and perform all of its obligations in this Agreement.

There is nothing in this Agreement that will violate any provision of law or any contract by which Sallie Mae is bound.

Representations and Warranties of ECFC

ECFC represents and warrants that each of the following is true:

ECFC is a corporation duly created and in good standing under the laws of the State of Delaware and is an eligible lender or other qualified holder of student loans under the Act and Regulations.

ECFC has taken all legal and corporate action necessary to permit it to enter into and perform all of its obligations in this Agreement.

There is nothing in this Agreement that will violate any provision of law or any contract by which ECFC is bound.

SECTION 18                        PAYMENT OF EXPENSES AND TAXES

Each party will pay its own expenses arising from or related to this Agreement unless the Agreement specifies otherwise.  The School agrees to pay any transfer or other taxes and any filing or recordation fees that are due upon the sale of Loans or Participation Interests.

SECTION 19                        COMMUNICATIONS AND NOTICES

Each party will send all written communications, notices and other correspondence to each other party at the following addresses:

If to Sallie Mae, to:

Sallie Mae, Inc.
11100 USA Parkway
Fishers, IN 46037
Attention:	Senior Vice President
Financial Institution Sales

with copies to:

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA  20190

Attention:   General Counsel

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA  20190

Attention:   Andrew G. Wachtel

If to ECFC, to:

20 Hemingway Drive

East Providence, RI  02915

Attention:   President

If to the School, to:

1001 Fleet Street

Baltimore, MD  21202

Attention:   Robert Zentz, General Counsel

If to the Trustee, to:

Wells Fargo Bank, National Association

(solely in its capacity as Eligible Lender

Trustee for Walden University, Inc.)

7077 Bonneval Road, Suite 400

Jacksonville, FL  32216

Notices to either Sallie Mae or ECFC must be sent to both such parties.  Any party can receive information somewhere else or have it received by someone else by notifying the other parties of the change of address in writing.  All parties agree that all communications will be deemed validly given if sent by registered mail, overnight delivery, or receipt-confirmed facsimile.

SECTION 20                        LEGISLATIVE CHANGES

If changes in the Act, Regulations, or other law make Loans ineligible or impose any new material adverse economic impact on Sallie Mae or ECFC, Sallie Mae may refuse to originate and/or service, and ECFC may refuse to purchase, such Loans under this Agreement, Each of such parties has the option to waive this right.

If changes in the Act, Regulations, or other law produce any material positive economic impact on us or impose any material adverse economic impact on the School, then, upon the School’s request, we both agree to negotiate in good faith a new Purchase Price.  In the event concurrence cannot be reached on a new Purchase Price, then upon giving us 60 days prior written notice, the School may terminate this Agreement subject to the effects of termination as set forth in Section 21.

SECTION 21                        TERMINATION

Methods of Termination

In addition to the method of termination of the “Commitment Period” as defined in Section 24 of this Agreement, this Agreement can be terminated in the following ways:

Together all parties can mutually agree in writing to terminate all or any part of this Agreement.

Sallie Mae will give the Trustee and the School 60 days’ written notice if either of such parties breaches any of its obligations in this Agreement.  If such breach is not cured in all material respects by the end of the 60 days, then Sallie Mae may terminate its origination and/or servicing responsibilities, and ECFC may terminate its purchase responsibilities, under this Agreement.

The Trustee or the School will give Sallie Mae or ECFC 60 days’ written notice if either of such parties breaches in any material respect any of its obligations in this Agreement.  If such breach is not cured in all material respects by the end of the 60 days, then the Trustee and the School may terminate their Loan sale obligations under this Agreement; provided, however, that in such event the Trustee and the School will remain obligated to sell to ECFC all Loans that Sallie Mae processed, originated, or serviced on their behalf, as well as all Loans in which ECFC had purchased a Participation Interest.  In the event of such termination, Sallie Mae will have no further obligation to originate or service Loans hereunder, and will have no obligation to make any further Advances under the Financing Agreement.

The Trustee and the School may terminate Sallie Mae’s origination services by giving Sallie Mae 60 days’ written notice. [Termination of origination services under Part I will not affect the rights and obligations of any party under the other parts of the Agreement.]

Sallie Mae may terminate its origination and/or servicing responsibilities, and ECFC may terminate its purchase responsibilities, under this Agreement immediately if an Insolvency Event occurs.

Sallie Mae may terminate its origination and/or servicing responsibilities, and ECFC may terminate its purchase responsibilities, under this Agreement upon 30 days’ written notice to the Trustee and the School if for any reason the Secretary alleges in writing (either formally or informally) (a) that Sallie Mae or ECFC should be re-characterized as the “lender” of the Loans or (b) that any of the following are in violation of the Act or Regulations (including, without limitation, the “prohibited inducements” guidelines issued by the Secretary): (i) Sallie Mae’s agreement to perform origination and servicing functions on behalf of the Trustee or the School, (ii) ECFC’s agreement to purchase Loans or Participation Interests under this Agreement, or (iii) all or any part of any other agreement, contract, indenture, or other instrument between or among the School, the Trustee, Sallie Mae and/or ECFC, or between the Trustee, the School, and one of Sallie Mae’s affiliates. If Sallie Mae terminates both the origination and the servicing functions, then ECFC will, within 30 days following the effective date of the termination, purchase all of the Eligible Loans that Sallie Mae originated or is servicing under this Agreement (in which case the Trustee and the School agree to sell such Loans at such time).  If Sallie Mae terminates only the origination services, then either (1) Sallie Mae will continue to service the Loans that Sallie Mae originated or is servicing hereunder until such Loans are purchased by ECFC under the normal sales schedule set forth in Section 9, or (2) ECFC will purchase all of the Eligible Loans that Sallie Mae has originated or is servicing under this Agreement within 30 days following the effective date of the termination of such origination services (in which case the Trustee and the School agree to sell such Loans at such time).  All sales pursuant to this paragraph will be subject to the remaining terms of this Agreement.

Unless previously terminated, and without any notice or action required, Sallie Mae’s obligation to accept delivery of Loans from you for servicing will terminate at the end of the Commitment Period. However, Sallie Mae will continue beyond such date to originate and disburse Loans on your behalf on the terms in this Agreement until either you or Sallie Mae provides the other with 60 days’ written notice of termination of such origination services.  Additionally, any

Loans already serviced on Sallie Mae’s system as of the date of termination will continue to be serviced until they are removed from Sallie Mae’s system by the School or the Trustee or are sold to ECFC or rejected by ECFC.

Effect of Termination

Upon termination of all or any part of this Agreement, any fees or other amounts owed under this Agreement (or the part being terminated in the case of a partial termination) will become immediately due and payable.  Following termination (except in the case of termination by the Trustee or the School for cause), those parts of this Agreement that, by their terms, extend beyond the end of the Commitment Period (including, but not limited to, the obligation to sell and purchase certain Loans) shall remain in full force and effect; provided, however, that even in the case of termination by the Trustee or the School for cause, the Trustee and the School will remain obligated to sell to ECFC all Loans that Sallie Mae processed, originated, or serviced on their behalf, as well as all Loans in which ECFC had purchased a Participation Interest.

SECTION 22                        PRIVACY PROVISIONS

With respect to information that is “non-public personal information” (as defined in the GLB Regulations) that is disclosed or provided by the School (or on its behalf) to Sallie Mae in connection with this Agreement, Sallie Mae agrees, subject to the terms hereof and the limitations of liability set forth herein, that in performing its obligations under this Agreement it shall comply with all reuse, redisclosure, or other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third-party processor or servicer (or subcontractor) under the GLB Regulations and other applicable federal consumer privacy laws, rules, and regulations. Without limiting the foregoing, Sallie Mae agrees that:

(i) Sallie Mae is prohibited from disclosing or using any “nonpublic personal information” (as defined in the GLB Regulations) disclosed or provided by the School or on the School’s behalf to Sallie Mae, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR sections 40.14 or 40.15 or 16 CFR sections 313.14 or 313.15, as applicable, of the GLB Regulations in the ordinary course of business to carry out those purposes; and

(ii) Sallie Mae has implemented and will maintain an information security program designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, Final Rule (12 CFR Part 30, Appendix B) and the Federal Trade Commission’s Standards for Safeguarding Customer Information (16 CFR Part 314).

SECTION 23                        OTHER PROVISIONS

Survival of Covenants

All covenants of this Agreement remain in effect during the servicing and after the sale and purchase of Loans and Participation Interests in Loans, and any successor or assign of ECFC is entitled to rely on the covenants, agreements, representations and warranties the Trustee and the School have made in this Agreement.  The Trustee’s and the School’s obligation to repurchase Loans and Participation Interests, and their other obligations under Section 7, Section 9, Section 10, Section 13, Section 15, and Section 21, remain in effect before and after any termination of the Agreement in whole or part.

Assignment

Neither the Trustee nor the School may assign or transfer any of its rights or obligations under this Agreement to any other party without the prior written consent of Sallie Mae and ECFC, except as provided in this paragraph.  ECFC may assign its purchase rights and obligations only to one or more wholly-owned subsidiaries of its parent, SLM Corporation.  The School may assign or transfer its rights under this Agreement to a non-profit entity in compliance with the provisions and limitations of the Higher Education Act; provided, however, that following any such assignment, the School will remain liable for all obligations of the School that are set forth in this Agreement.

Entire Agreement

This document is the entire agreement among the Trustee, the School, ECFC, and Sallie Mae with respect to the origination, servicing, and purchase of Loans. Except as otherwise set forth herein, any previous agreements, documents or undertakings on the matters covered in this Agreement are invalid.  This Agreement may only be modified or amended by a written agreement signed by all parties, and, when it is, the Agreement as amended will become the operative Agreement.

Waiver

A written waiver is required for any party to waive a performance obligation of any other party.  The waiver of performance of an obligation shall waive that single performance but no future performances.

Governing Law

This Agreement is governed by and shall be construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law provisions or principles (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the Commonwealth of Virginia.

Performance Guarantee

At or prior to the full execution of this Agreement, Sallie Mae agrees to deliver to the School and the Trustee a Performance Guarantee in the form of Attachment G by which SLM Corporation guarantees the performance by Sallie Mae and ECFC of their respective obligations under this Agreement.

Covenant Regarding

The School agrees that without Sallie Mae’s written consent it will not, and will cause

Consolidation Loans

the Trustee not to, endorse or promote in any manner any Consolidation Loan product offered by any person or entity.  Nothing in this Agreement, however, precludes the School from providing general information on Consolidation Loans to Borrowers, including information on the types of borrower benefits generally offered by lenders.  The School further agrees that in the event any Loan that is sold to ECFC hereunder is consolidated through any entity whose Consolidation Loan product is endorsed or promoted in any manner by the Trustee or the School or any entity that is either affiliated with the Trustee or the School or that shares a name with the School (such as an alumni association), the School shall promptly repay to ECFC the following:

(1)                                  the total of the Purchase Price Payment Amounts paid by ECFC with respect to such Loan, after adding to such amounts the items listed in clauses (i), (ii), and (iii) of the definition of “Purchase Price Payment Amount” that were previously subtracted, minus

(2)                                  the original Principal Balance of such Loan.

Exclusivity

The School agrees that during the Commitment Period, unless this Agreement is terminated, the School will not make loans as a lender under the FFELP, and all loans made under the Act by any trust arrangement in which the School or any entity related to the School (such as through personnel, directors, trustees, ownership, or through benefiting from such structure) is beneficial owner will be covered by (and will be sold to ECFC pursuant to) the terms of this Agreement.

SECTION 24                        DEFINITIONS

Account

means all Loans of one Borrower of the same Loan type. Unsubsidized Stafford Loans and subsidized Stafford Loans are considered to be Loans of the same type.

Act

refers to Title IV, Part B of The Higher Education Act of 1965, as amended.

Agreement

refers to this ExportSS Agreement including attachments and amendments.

Bill of Sale

means a bill of sale substantially in the form of Attachment C to this Agreement.

Borrower

means the obligor on a Loan.

Cancelled Loan

means a Loan for which either (1) the check for the first disbursement is not presented for payment within 120 days, or (2) the first disbursement has been repaid in full within 120 days, or (3) the proceeds of the first disbursement are not released to the Borrower on or before one hundred twenty (120) days after disbursement.

Commitment Period

means the period of time between the effective date and June 30, 2008 (or such earlier date on which this agreement is terminated pursuant to section 21) (the “Initial Term”). Unless the School or the Trustee notifies Sallie Mae, or Sallie Mae notifies the School or Trustee, at least 60 days before the end of the Initial Term hereunder (or the extended term, if applicable), then the Commitment Period shall automatically renew for each of no more than four (4) successive one (l) year terms, unless the School or Trustee notifies Sallie Mae, or Sallie Mae notifies the School or Trustee, of its intention not to renew at least 60 days before the end of each successive one year term.

Cutoff Date

means the date of the Bill of Sale for all Loans that are not in repayment status.  For Loans in repayment status, the Cutoff Date is established by Sallie Mae or ECFC.

Disbursement Agent

means the Guarantor or other entity that is to perform some part of the origination or disbursement process.

Disbursement Payment

means with respect to each disbursement of Eligible Loans, an amount equal to 100% of the aggregate Principal Balance that is actually disbursed to the Borrower.  This sum is calculated as of the date of purchase of a Participation Interest.

E-Sign or E-Signed

means the process by which a Loan is signed by the Borrower electronically.

Effective Date

means the date written at the top of the cover page of this Agreement.

EFT

means electronic funds transfer.

Eligible Loan

means, unless waived in writing by ECFC, a Loan that meets the criteria listed below. Note that a loan is still an Eligible Loan if it fails to meet these criteria solely because of an act or omission by Sallie Mae in originating or servicing the Loan for which Sallie Mae is liable under Section 7.

The Loan is a fully disbursed Stafford Loan made in connection with graduate or professional school educational studies at Walden University, Inc.  It is guaranteed by the Guarantor and, unless waived in writing by ECFC, is reinsured by the Secretary on terms at least as favorable as those in effect on the Effective Date.

Except as reduced by Sallie Mae’s proprietary Borrower benefits, the Loan bears the maximum interest race permitted by the Act and the interest is either:

(1)                                  payable on a current basis by the Secretary or the Borrower, or

(2)                                  deferred subject to capitalization as frequently as permitted by the Act and Regulations.

The Loan must also meet these additional criteria (unless specifically waived in writing by ECFC):

•                                          it is not more than 11 days delinquent (principal or interest) and, unless it is a Serial Loan, has a Principal

Balance of at least $250 as of the Cutoff Date;

•                                          it is in grace, deferment or in-school status as of the date of the Bill of Sale (except as otherwise set forth in the definition of Retroactive Separation Loan);

•                                          unless ECFC waives this provision, at least 30 days remain until the beginning of the repayment period (except as otherwise set forth in the definition of Retroactive Separation Loan);

•                                          it is supported by all documentation, and in a format, reasonably required by Sallie Mae or ECFC;

•                                          it is made to an eligible Borrower for Loans of that type under the Act; and

•                                          no forbearance agreement is in effect with respect to the Loan and at least 12 months remain until the Loan is scheduled to be paid in full.

Finally, unless (i) waived in writing by ECFC or (ii) reduced by Sallie Mae’s proprietary Borrower benefits, the sum of (1) the interest payable by the Secretary or the Borrower, plus (2) the Special Allowance payable by the Secretary, must be at least equal to the maximum sum of the same items that is permitted by Sections 427A(j), 427A(k), 438(b) (2) (G), 438 (b) (2) (H), and 438(b) (2) (I) of the Act (or, if higher, the maximum sum of these items that was permitted by the Act as in effect on the disbursement date for a Loan of the same Loan type that was disbursed on the disbursement date).

Financing Agreement

means that certain Revolving Financing Agreement among Sallie Mae, the Trustee, and the School dated the Effective Date.

GLB Regulations

means the Joint Banking Agencies’ Privacy of Consumer Financial Information, Final Rule

(12 CFR Parts 40, 216, 332 and 573) or the Federal Trade Commission’s Privacy of Consumer Financial Information, Final Rule (16 CFR Part 313), as applicable, implementing Title V of the Gramm-Leach-Bliley Act, Public Law 106-102, as amended.

Guarantor

means a state or private non-profit agency responsible for providing the guarantee for Loans that is reasonably acceptable to ECFC.

Insolvency Event

means any of the following:

If the Trustee or the School becomes financially insolvent no matter how the insolvency is evidenced.

If a petition is filed under Title 11 of the U.S. Code (or any similar law) by or against the Trustee or the School.

If a court or agency with the authority appoints a trustee, receiver, conservator or the like for the Trustee or the School.

Institutional Default Rate

means the most recently published default rate calculated by the Department of Education for a given educational institution.

LARS Form 799

means the Lender’s Request for Payment of Interest and Special Allowance, formerly OE Form 799.

Loan

means a student loan made under the Act (and related documents) that is to be originated, serviced or offered for sale under this Agreement.

Master List

means the updated list maintained by Sallie Mae, which will be available for inspection by the Trustee and the School and will be deemed an exhibit to the Master Participation Certificate, of disbursements and Loans with respect to which ECFC has purchased a Participation Interest.

Master Participation

means the Master Participation Certificate to be executed hereunder evidencing the

Certificate

conveyance to ECFC of the Participation Interests, in the form of Attachment F to this Agreement.

Master Promissory Note

means a form promissory note that allows Borrowers to receive, in addition to initial loans, additional loans for the same or subsequent periods of enrollment.

Participated Loan

means each Loan with respect to which ECFC purchases a Participation Interest in a disbursement thereof.

Participation Interest

means, with respect to each Loan, the 100.00% participation interest in each disbursement of such Loan that is to be purchased by ECFC pursuant to the terms of this Agreement.

Prime Rate

means for each business day, the rate displayed on Telerate page 125 (or successor page) as the Prime Rate for such day.  If for any business day no such rate is displayed on Telerate, the Prime Rate will be the highest rate listed as the Prime Rate in the “Money Rates” section of the Eastern Edition of The Wall Street Journal published on such date, or if no longer published or not listed in such publication, such substitute source that Sallie Mae chooses.  The Prime Rate for any day that is not a business day will be the Prime Rate as determined above on the immediately preceding business day.

Principal Balance

means the original principal amount of a Loan, plus any capitalized interest that is insured by the Guarantor, less principal payments received and amounts that may not be insured such as late charges.

Purchase Price Payment Amount

means an amount equal to the following, calculated using only the amounts of the disbursements made in the month for which the Purchase Price Payment Amount is being calculated:

For Stafford Loans, 107.00% of the aggregate Principal Balance of such Stafford Loans, minus (i) the Secretary’s Lender Fee, minus (ii) any portion of the origination fee that is chargeable to the Borrower by a lender under section 438(c) of the Act (and any similar provision of the Act that is hereafter enacted) but that is waived by the Trustee or the School, minus (iii) any other fee that is charged to the lender by the Secretary on LARS Form 799.

ECFC hereby commits to pay the 1% federal default fee that is payable under section 428(b)(1)(H)(ii) and section 428H(h) of the Act for all Eligible Loans made hereunder that are guaranteed during the first year of the Commitment Period (and that are guaranteed during subsequent years of the Commitment Period, unless ECFC gives notice pursuant to the next sentence) by a Guarantor that satisfies both of the following: (i) the Guarantor does not pay the fee itself, and (ii) ECFC or its affiliate pays such fee for Stafford loans made by Sallie Mae-owned brands that are guaranteed by such Guarantor. Notwithstanding any other provision of this Agreement, if, by March 31 of any year of the Commitment Period, ECFC notifies the School or Trustee that ECFC (1) will not pay such fee as part of the terms offered to customers obtaining Stafford loans made by Sallie Mae-owned brands that are guaranteed during the succeeding July 1-June 30 year(s) of the Commitment Period, and (2) will not pay such fee for Eligible Loans made hereunder that are guaranteed during such succeeding July 1-June 30 year(s) of the Commitment Period, then, solely for purposes of Eligible Loans made hereunder that are guaranteed during such, succeeding July 1-June 30 year(s), Purchase Price Payment Amount shall have the meaning set forth in the preceding paragraph, except that “107.80%” shall be substituted for “107%”.

Purchaser

means SLM Education Credit Finance Corporation or such other subsidiary of SLM Corporation as may be designated in writing by ECFC.

Regulation

means any rule, regulation, instruction or procedure issued by the Secretary under the

Act or by the Guarantor.

Retroactive Separation Loan

refers to an Eligible Loan that is in repayment status because the Borrower has left school prior to the anticipated date.  A Retroactive Separation Loan is an Eligible Loan only if (i) within fourteen (14) days after the School or the Trustee receives the notice that the Borrower is no longer a full-time student, ECFC is notified of the receipt of the notice and that the sale of the Loan is requested, and (ii) that Loan is delivered to ECFC within thirty (30) days after receipt of the notice -

Secretary

means the United States Secretary of Education, or any successor, or any representative of the foregoing.

Secretary's Lender Fee

means the amount that the Secretary is authorized to withhold (with respect to each disbursement of a Loan) from the Trustee’s or the School’s interest payments pursuant to the provisions of Section 438(d) of the Act (and any similar provision of the Act that is hereafter enacted).  The parties acknowledge that as of the date of this Agreement, this authorized deduction is equal to 0.50% of the Principal Balance of each such Loan.

Serial Loan

means an additional Eligible Loan made to the same Borrower who has a Loan of the same type already owned by or required to be sold by the Trustee to ECFC or any of its affiliates, subsidiaries, or predecessors.  Unsubsidized and subsidized Stafford loans are considered to be the same Loan type.

Special Allowance

means the amount the Secretary pays the holder of a Loan as authorized and calculated under Section 438 of the Act.

Stafford Loan

means:

(A) a Loan for which the interest rate is governed by Section 427A(a), Section 427A(d), Section 427A(e), Section 427A(f), Section 427A(g), Section 427A(j) (1), Section 427A(j) (2), Section 427A(k) (l), or Section

427A(k) (2) of the Act.  The Loans described in this paragraph (A) are referred to as “subsidized Stafford Loans.”

(B) A Stafford Loan made under Section 428H of the Act bearing an interest rate governed by the sections of the Act listed in (A) immediately above.  These Loans are referred to as “Unsubsidized Stafford Loans.”

Total Loans First Disbursed

means the total number of Loans that Sallie Mae originated for the Trustee or the School for which the first disbursements were made during the applicable period.

Trust Agreement

means that certain Eligible Lender Trust Agreement dated as of July 1, 2006, between the School and the Trustee, or any replacement, extension, or renewal thereof, as amended from time to time, that among other things, establishes or evidences the eligible lender trustee relationship between the Trustee, the legal title holder of Loans, and the School, the beneficial owner of the Loans.

Trust Estate

means the entire portfolio of student loans and all other properties and assets held in trust by the Trustee under the terms of the Trust Agreement.

SECTION 25                        Trustee Provisions

Trustee Provisions

The SLM Entities acknowledge that Wells Fargo Bank, National Association, has entered into this Agreement solely in its capacity as Trustee for the School, and not in its individual capacity. The representations, warranties, and covenants of the Trustee herein or in connection with sales of Loans to be made hereunder (other than any representations, warranties, and covenants relating to the Trustee’s creation, existence, eligible lender status, corporate action, no-cross defaults, and nondiscrimination) are made solely at the direction of the School, without independent investigation by the Trustee, and the Trustee has undertaken only those duties required of it under the Trust Agreement.  Accordingly, except with respect to representations, warranties, and covenants relating to the Trustee’s creation, existence, eligible lender status, corporate action, no-cross defaults, and nondiscrimination, all recourse and remedies ECFC may have hereunder shall be available only against the School and the assets of the Trust Estate, and not against the Trustee in its individual capacity.

EXECUTION OF THIS AGREEMENT

By signing below, the authorized representatives of Sallie Mae, ECFC, the Trustee, and the School accept this Agreement as a legal contract as of the Effective Date on page 1.

WALDEN UNIVERSITY, INC.

SIGNATURE:	/s/ Richard Patro

PRINTED NAME:	Richard Patro

TITLE:	CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION,

solely in its capacity as Eligible Lender Trustee for Walden University, Inc.

SIGNATURE:

PRINTED NAME:

TITLE:

SALLIE MAE, INC.

SIGNATURE:	/s/ Jerry Maher

PRINTED NAME:	Jerry Maher

TITLE:	Senior Vice President

SLM EDUCATION CREDIT FINANCE CORPORATION

By:  Sallie Mae, Inc., Authorized Agent

SIGNATURE:	/s/ Jerry Maher

PRINTED NAME:	Jerry Maher

TITLE:	Senior Vice President

ATTACHMENT AA

Sallie Mae Documentation Requirements for
Loans Executed By E-Sign Processes

The following is required of any lender delivering to SLM Corporation or any of its subsidiaries or affiliates (“Sallie Mae”), whether for disbursement, servicing, or purchase, Loans that were E-Signed using any E-Sign process, unless the Loans were originated and disbursed by Sallie Mae using Sallie Mae’s proprietary E-Sign process.

1.                                       List of E-Signed Loans – the lender must identify which Loans were executed electronically. If Loans were originated using more than one E-Sign process, the lender must identify which Loans were executed using each process. The lender should contact Sallie Mae for assistance in revising transmittal forms and/or file formats in an acceptable manner.

2.                                       Copy of Promissory Note – the lender must produce (or cause the entity whose E-Sign process was utilized to execute the promissory note to produce) a copy of the note at any time free of charge upon reasonable request of the Borrower or holder, whether before or after sale, and regardless of how much time has elapsed following the sale.

3.                                       Process Documentation – the lender must provide documentation on for each unique E-Sign process used to execute Loans in the portfolio. If the lender, or its origination servicer, used more than one process, or if the process has been modified since the oldest E-Signed Loan in the portfolio was executed, then each process must be documented. Process documentation must contain the following, in addition to any other materials reasonably requested by the Borrower or the holder:

(i)                                     A description of the steps followed by a borrower to execute the promissory note (such as a flowchart);

(ii)                                  A copy of each screen as it would have appeared to the borrower when he/she was presented with the terms and conditions of the Loan and consented to execute the note electronically;

(iii)                               A description of the field edits and other security measures used to ensure integrity of the data submitted to the originator electronically; and

(iv)                              A description of how the executed promissory note has been preserved to ensure that it has not been altered after it was executed.

(v)                                 All other documentary and technical evidence reasonably requested by the Borrower, the purchaser, or the holder to support the validity of the E-Sign process used by the Borrower, or the authenticity of a particular electronic signature or record, including without limitation, if requested, affidavits and/or witness testimony to support the electronic records.

If the lender has used more than one process, each process document must identify which Loans were executed by which process.   If the lender has provided process documentation in connection with a prior sale or transfer, reference to the prior documentation is sufficient.

The lender must produce (or cause the entity whose E-Sign process was utilized to execute the promissory note to produce) the foregoing materials and documentation at any time free of charge upon reasonable request of the Borrower, purchaser, or holder, whether before or after sale, and regardless of how much time has elapsed following the sale. Failure to provide the materials and/or documentation in a form satisfactory to the applicable Guarantor and satisfactory to the Secretary, and otherwise sufficient to prove the enforceability of the Loan(s), may lead to rejection of the Loan(s) or required repurchase of the Loan(s) pursuant to the provisions of this Agreement.

ATTACHMENT A

SCHEDULE OF FEES

1.             Origination Fee: $ 5.00 for each Stafford Loan Sallie Mae originates for the Trustee. For Loans originated through Sallie Mae’s Internet-based origination and disbursement service (in lieu of the foregoing fees): $ 5.00 for each Stafford Loan Sallie Mae originates for the Trustee.  Sallie Mae will also charge an additional $2.00 per application for paper application processing.  These fees are payable even if the Loan is cancelled.  In calculating these fees, a subsidized Stafford Loan and an Unsubsidized Stafford Loan will be counted as a single Loan only if they are received in a single loan file.

2.                                       Servicing Fee:  $0.00 per Stafford Account per month starting on the date of the first disbursement (or conversion to Sallie Mae’s servicing system).  Sallie Mae will charge an additional fee of $0.20 per Account per month for any Account containing one or more Unsubsidized Stafford Loans.

3.                                       Deconversion Fee:  $ 25.00 for each Loan the Trustee or the School removes from Sallie Mae’s servicing system.  The Deconversion Fee must be paid before the Loan may be removed from Sallie Mae’s servicing system.  Subsidized Stafford Loans and Unsubsidized Stafford Loans will be counted as two Loans in calculating the Deconversion Fee.

OFFICER’S CERTIFICATE OF TRUSTEE

Re:                             ExportSS Agreement dated July 1, 2006, among Wells Fargo Bank, National Association, solely in its capacity as Eligible Lender Trustee for Walden University, Inc., Walden University, Inc., Seller, Sallie Mae, Inc., and SLM Education Credit Finance Corporation.

I, of Wells Fargo Bank, National Association, solely in capacity as Eligible Lender Trustee for Walden University, Inc. (the “Trustee”), hereby certify to Sallie Mae, Inc. (Sallie Mae”), and SLM Education Credit Finance Corporation (“ECFC”) that:

ONE OF THE OFFICERS LISTED IN THIS SECTION HAS SIGNED THE AGREEMENT AND THE PERSON(S) NAMED BELOW ARE, AS OF THE DATE OF THIS CERTIFICATE, THE REPRESENTATIVES OF THE TRUSTEE DULY AUTHORIZED TO EXECUTE AGREEMENTS REGARDING THE ORIGINATION, SERVICING, AND SALE OF STUDENT LOANS, HOLD THE CORPORATE OFFICES INDICATED NEXT TO THEIR NAMES, THE SIGNATURES FOLLOWING THEIR NAMES ARE THEIR GENUINE SIGNATURES, AND ONE OF THEM HAS DULY EXECUTED THE AGREEMENT:

NAME	TITLE	SIGNATURE

TRICIA HEINTZ	VICE PRESIDENT	/s/ Tricia Heintz

GEORGE W. BEMISTER	VICE PRESIDENT	/s/ George W. Bemister

By:	/s/ Andrew La Fear
(An officer who did not sign the Agreement and is not listed in the box above)

Name:	ANDREW La FEAR

Title:	VICE PRESIDENT

Date:	7/1/06

OFFICER’S CERTIFICATE OF SCHOOL

Re:                             ExportSS Agreement dated July 1, 2006, among Walls Fargo Bank, National Association, solely in its capacity as Eligible Lender Trustee for Walden University, Inc., Waldan University, Inc., Seller, Sallie Mae, Inc., and SLM Education Credit Finance Corporation.

I, of Walden University, Inc. (the “School”), hereby certify to Sallie Mae, Inc. (“Sallie Mae”), and SLM Education Credit Finance Corporation (“ECFC”) that:

ONE OF THE OFFICERS LISTED IN THIS SECTION HAS SIGNED THE AGREEMENT AND THE PERSON(S) NAMED BELOW ARE, AS OF THE DATE OF THIS CERTIFICATE, THE REPRESENTATIVES OF THE SCHOOL DULY AUTHORIZED TO EXECUTE AGREEMENTS REGARDING THE ORIGINATION, SERVICING, AND SALE OF STUDENT LOANS, HOLD THE CORPORATE OFFICES INDICATED NEXT TO THEIR NAMES, THE SIGNATURES FOLLOWING THEIR NAMES ARE THEIR GENUINE SIGNATURES, AND ONE OF THEM HAS DULY EXECUTED THE AGREEMENT:

NAME	TITLE	SIGNATURE

Paula R. Singer	Chairman and Chief Executive Officer	/s/ Paula R. Singer

Richard J. Patro	VP - Finance/Treasurer	/s/ Richard J. Patro

By:	/s/ Deborah L. Zimic
(An officer who did not sign the Agreement and is not listed in the box above)

Name:	Deborah L. Zimic

Title:	Secretary

Date:	6/30/06

ATTACHMENT C

BILL OF SALE

Re:                               ExportSS® Agreement dated July 1, 2006 (the “Agreement”)

The undersigned Seller sells and assigns to SLM Education Credit Finance Corporation (“ECFC”) and its successors and assigns all of Seller’s rights, title, and insurance interest in the portfolio of Loans described below as being accepted for purchase by ECFC, as listed on the attached schedule. This sale is for value received and is in accordance with the terms and conditions of the Agreement.

The Seller makes (for the benefit of ECFC) the representations and warranties set forth in the Agreement as of the date of this Bill of Sale.  The Seller authorizes ECFC to use a copy of this document as the only official notification to the Guarantor of assignment of the Loans to ECFC on the date of purchase.

If any of the Loans were made under a master promissory note, this sale excludes an assignment of Seller’s right to offer future loans under such Master Promissory Note. This right to offer future loans is not assignable by Seller except to (i) the surviving entity following a merger or acquisition of Seller or (ii) the purchaser of any such future loans (but ECFC does not waive any obligation of the Seller to sell Loans under the Agreement).  Seller warrants that if it does not deliver the original Master Promissory Note to ECFC at the time of sale, Seller will deliver it to ECFC to the extent it is needed for enforcement or claim-filing purposes.

Portfolio offered for sale by Seller:

Accounts                                        *Principal $

Portfolio accepted for purchase by ECFC:

Accounts                                          *Principal $

SELLER	ECFC

Wells Fargo Bank, National Association, solely in its capacity as eligible lender trustee for Walden University, Inc.	SLM Education Credit Finance Corporation c/o Sallie Mae, Inc. 12061 Bluemont Way
Reston, VA 20190
By:	ATTN: Customer Service Department
Signature of Authorized Representative of Trustee
	By:	Sallie Mae, Inc., Authorized Agent
NAME
AND	By:
TITLE:	Signature of Authorized Signatory

The undersigned, as beneficiary under the Trust Agreement dated as of               20    , between, the undersigned and the above Trustee, joins in this Bill of Sale for the purpose of consenting to the sale of the Loans to ECFC.

NAME AND
TITLE:

DATE OF PURCHASE:

WALDEN UNIVERSITY, INC.

By:

Name:

Title:

NOTE: Boxed areas are for completion by ECFC

*                                         Based on estimated calculations, which may be adjusted upward or downward based on final reconciliations

ATTACHMENT D

REPRESENTATIONS AND WARRANTIES OF THE SCHOOL WITH RESPECT TO LOANS

The School states that the following statements are true with respect to each Loan sold hereunder to ECFC or its designee (“Purchaser”).  However, if any representation or warranty made herein is untrue due to an act or omission by Sallie Mae in originating or servicing the Loan for which Sallie Mae is liable under Section 7 of this Agreement, the School will not be deemed in breach of such representation and warranty with respect to such Loan. The warranties are:

1.                                       The Trustee is the sole owner of legal title to the Loans, and the School is the sole owner of beneficial title to the Loans, free and clear of any liens, claims or encumbrances of any nature; and such parties are free to transfer, and have transferred, title to the Loans to the Purchaser.

2.                                       The Loans are Eligible Loans that have been originated, including payment of all applicable origination fees, and serviced in accordance with all applicable laws and Regulations.  All information provided to the Purchaser concerning the Loans is true.

3.                                       The Loans are legal, valid and binding obligations of the respective Borrowers and are subject to no defenses (except the defense of infancy). Except for Sallie Mae’s service-marked Borrower benefit programs, the Trustee or the School either has already paid for, or will provide funds to the Purchaser to pay for, all rebates or other Borrower benefits that were promised to the Borrowers.

4.                                       Any origination or servicing activities with respect to the Loans by any party other than Sallie Mae have been done with due diligence and in accordance with the Act and Regulations.

5.                                       The Loans are registered with the Guarantor under the ownership number the Trustee has provided to the Purchaser, the Loans are fully insured by the Guarantor, and the Trustee has transferred the insurance on the Loans to the Purchaser.  All insurance premiums due the Guarantor have been paid.

6.                                       Any payments received by the Trustee or the School on the Loans have been allocated to principal and interest on a simple interest basis.

7.                                       All Loans of each Borrower subject to sale at this time are being offered for sale as part of the same transaction.

8.                                       The Trustee has not selected the Loans on the basis of any identifying characteristics of the Borrowers, such as educational institutions attended, age, sex, race, creed, national origin or place of residence.

9.                                       If a Loan was not originated by or on behalf of the Trustee, the Trustee is a legitimate “holder” of the Loan and the Loan was transferred to the Trustee in full compliance with the Act and Regulations.

10.                                 If the sale of any Loan made under a Master Promissory Note includes an assignment of the right to offer future loans under such Master Promissory Note, (i) the Trustee has not assigned and will not assign such right to any other party, and (ii) the Borrower has not revoked the Trustee’s right to make future loans under such Master Promissory Note.  If neither the Trustee nor the School delivers the original Master Promissory Note to the Purchaser, the Trustee or the School will deliver it to the Purchaser to the extent it is needed for enforcement or claim-filing purposes.

ATTACHMENT E-l

BLANKET ENDORSEMENT

By signing this endorsement, the undersigned endorses the attached Promissory Note.  This note is one of the Promissory Notes described in the Bill of Sale executed in favor of SLM Education Credit Finance Corporation (“ECFC”). If the Promissory Note is a Master Promissory Note, the undersigned endorses such Master Promissory Note only to the extent it evidences particular loans that are described in such Bill of Sale.  Except as stated in the previous sentence, or as provided in the ExportSS® Agreement dated July 1, 2006 among the Trustee, Walden University, Inc., Sallie Mae, Inc., and ECFC, this is an unrestricted endorsement and without recourse.

This endorsement may be effected by attaching either this endorsement or a facsimile to each of the Notes.

Trustee:

By:

Name:

Title:

ATTACHMENT E-2

POWER OF ATTORNEY

                                                                                                                        , solely in its capacity as eligible lender trustee for Walden University, Inc. (“Trustee”) authorizes SLM Education Credit Finance Corporation (“ECFC”) or                                                                                                       (“Servicer”), as its attorney-in-fact, to endorse Promissory Notes sold under the ExportSS® Agreement among the Trustee, Walden University, Inc. (“School”), Sallie Mae, Inc., and ECFC dated                                              , 20    , in the following form:

All right, title and interest of                                                                                                                                           , solely in its capacity as eligible lender trustee for Walden University, Inc. (“Trustee”) is assigned to SLM Education Credit Finance Corporation (“ECFC”) without recourse except as provided in the ExportSS® Agreement among the Trustee, Walden University, Inc. (“School”), Sallie Mae, Inc., and ECFC dated July l, 2006.  If the Promissory Note is a Master Promissory Note, this endorsement is valid only to the extent it evidences particular loans that are described in a Bill of Sale from the Trustee and the School to ECFC.

By:
On behalf of and as attorney-in-fact for

the Trustee

Further, the endorsement by ECFC or the Servicer on behalf of and as attorney-in-fact for the Trustee shall transfer to ECFC all right, title and interest of the Trustee in the Promissory Notes (subject to the above limitation if the notes are Master Promissory Notes) consistent with the terms of the ExportSS® Agreement dated                  , 20    .

For purpose of endorsement of these Promissory Notes, a facsimile of this authorization may be used in place of the original.

Dated                        , 20    .

Trustee:

By:

Name:

Title:

MASTER PARTICIPATION CERTIFICATE

Date:  July 1, 2006

This Participation Certificate evidences the sale by Wells Fargo Bank, National Association, solely in its capacity as Eligible Lender Trustee for Walden University, Inc., (“Trustee”) and Walden University, Inc. (“School”) to SLM Education Credit Finance Corporation of Participation Interests in each disbursement of a Participated Loan, all as identified in the Master List maintained by Sallie Mae, Inc. (“Sallie Mae”), pursuant to the ExportSS® Agreement dated as of July 1, 2006, among Sallie Mae, SLM Education Credit Finance Corporation, the Trustee, and the School (the “ExportSS Agreement”).  Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the ExportSS Agreement.

The Participation Interests evidenced hereby are subject to the provisions of the ExportSS Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, solely in its capacity as eligible lender trustee for Walden University, Inc.

By:	/s/ Tricia Heintz

Name:	TRICIA HEINTZ

Title:	VICE PRESIDENT

WALDEN UNIVERSITY, INC.

By:	/s/ Richard Patro

Name:	RICHARD PATRO

Title:	CFO

PERFORMANCE GUARANTEE

THIS PERFORMANCE GUARANTEE is given and delivered by SLM Corporation, a Delaware corporation (“Parent”) to Walden University, Inc. and Wells Fargo Bank, National Association (together, “Lender”), relating to that certain ExportSS® Agreement dated as of July 1, 2006 (the “Agreement”), by and among Sallie Mae, Inc. (“Sallie Mae”), SLM Education Credit Finance Corporation (“ECFC”), and Lender.

WITNESSETH

That in order to induce Lender to accept (i) ECFC as the contract party under the Agreement for purchases of Loans (as defined in the Agreement), and (ii) Sallie Mae as the contract party under the Agreement for originations, servicing, and all other obligations under the Agreement of the SLM Entities (as defined in the Agreement), it is hereby agreed as follows:

1.                                       Parent, for itself, its successors and assigns, hereby guarantees to Lender, its successors and assigns, the full and faithful performance by ECFC and Sallie Mae and their successors and assigns, of each and every one of the terms, provisions, conditions, obligations, and agreements on the part of ECFC and Sallie Mae to be made, carried out, performed or observed as provided in the Agreement;

2.                                       If, at any time, ECFC or Sallie Mae defaults in the performance of any of the terms, provisions, conditions, obligations, and agreements or in any other matter or thing pertaining to the Agreement, that are to be made, carried out, performed, or observed by ECFC or Sallie Mae, their successors or assigns, Parent will perform, or cause to be so performed, any such terms, provisions, conditions, obligations, and agreements contained in the Agreement;

3.                                       Parent covenants and agrees with Lender, its successors and assigns, that Lender and ECFC or Sallie Mae, as the case may be, may: (i) waive any of the terms, provisions, conditions, obligations and agreements of the Agreement; (ii) modify, amend, or change the Agreement; and (iii) grant extensions of time to ECFC and/or Sallie Mae and their successors and assigns. Such changes or extensions of time may be granted, such waiver and consents may be given, and such modifications and assignments may be made, without notice to or the consent of Parent and without affecting, changing, releasing, or in any way impairing the obligations of the Guarantee hereby given;

4.                                       Parent may be released from this Guarantee only by a written instrument signed by an authorized official of Lender. Parent further covenants and agrees with Lender and its successors and assigns that this Guarantee remains in full force and effect notwithstanding the sale or transfer of ECFC or Sallie Mae. A release from the Guarantee shall be granted to Parent by Lender only upon the approval by Lender of a new Guarantee executed by the corporate entity assuming the relationship of Parent to ECFC or Sallie Mae, as the case may be.

IN WITNESS WHEREOF, Parent(s) has executed this guarantee this 1st day of July, 2006.

SLM CORPORATION

By:	/s/ Jerry Maher

Name:	Jerry Maher

Title:	Senior Vice President